SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           December 13, 2001

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
News Release dated 12/13/01

Item 5. Other Events

Xcel Energy Inc. reported that its board of directors authorized an additional noncontingent equity investment of $300 million in NRG Energy, its majority-owned subsidiary, subject to approval by the Finance Committee of the Xcel Energy board of directors related to the timing and pricing of such investment.

For more information, see the News Release attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description

99.01	News Release of Xcel Energy dated December 13, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ David E. Ripka David E. Ripka Vice President and Controller

December 13, 2001